Exhibit 99.1

A-Mark Precious Metals Reports Fiscal First Quarter 2026 Results and Announces Definitive Agreement to Acquire Monex Precious Metals, a Leading DTC Brand

El Segundo, CA – November 6, 2025 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal first quarter ended September 30, 2025. The Company also announced a definitive agreement to acquire all of the outstanding equity of Monex Deposit Company and certain related entities (Monex), one of the largest and most established direct-to-consumer (DTC) precious metals dealers in the U.S.

Monex Acquisition

Monex is a leading precious metals dealer providing investors with access to gold, silver, platinum, and palladium through competitive pricing, reliable execution, and trusted service. Since its founding in 1987, Monex has facilitated billions of dollars in transactions and built a full-service platform offering bullion and coin products along with secure vault storage. Monex generated Total Revenue of $835 million during the year ended December 31, 2024, and held $630 million in assets under custody as of September 30, 2025.

The acquisition strengthens A-Mark’s DTC presence by leveraging Monex’s well-established brand, reputation, and loyal customer base. A-Mark also expects to realize operational synergies that will enhance and streamline both organizations. Upon closing, Michael Carabini, CEO and President of Monex, will continue leading the company and report directly to A-Mark CEO Greg Roberts.

“After working with Monex for decades, we are thrilled to welcome them under the A-Mark umbrella,” said Roberts. “Michael and his team have built a strong business that has performed well even through periods of subdued demand. Their broad customer base and established storage business will be valuable assets as we move forward together.”

Michael Carabini, CEO and President of Monex, added: “Monex Founder, Louis Carabini, and I have known A-Mark for over 50 years. By joining forces with the industry’s leading fully integrated enterprise, we can offer our customers a broader suite of products and value-added services that are otherwise not possible. Having spent decades in this industry and worked closely with Greg and the A-Mark team, I am confident this partnership positions us for long-term success. We are excited about this next chapter and believe our businesses will be even stronger as one, with our many long term and new customers as the beneficiaries.”

Transaction Details

The purchase price to be paid by the Company for the Monex acquisition is $33 million, consisting of $19 million in cash and $14 million in A-Mark common stock valued at $25.00 per share in accordance with the terms of the definitive agreement. There is a holdback of 29% of the common stock to satisfy potential indemnification claims. The definitive agreement also provides for an additional deferred purchase price of up to $20 million based on the achievement of specified levels of cumulative pre-tax income. The transaction is expected to close within 60 days, subject to the satisfaction of customary closing conditions, including a minimum level of tangible net worth.

Transaction Advisors

D.A. Davidson & Co. acted as financial advisor and Frye & Hsieh LLP acted as legal counsel to A-Mark.

Thomas J. Borchard of Brown White and Osborn, LLP acted as legal advisor to Monex.

Fiscal First Quarter 2026 Financial Management Commentary

“Our first quarter performance demonstrates the resiliency of our fully integrated platform and the early benefits of our recent acquisitions,” commented Roberts. “While July and August were marked by subdued demand and historically tight premium spreads, conditions improved meaningfully after Labor Day. This shift, together with expanded contributions from LPM in Asia, and from our Direct-to-Consumer segment, including summer auction sales at our recently acquired Stack’s Bowers Galleries, enabled us to deliver $72.9 million in gross profit in the quarter. Since quarter-end, demand for precious metals has strengthened, premiums have expanded, and we have taken advantage of these conditions to optimize our inventory as gold and silver prices move higher.

“Continued investments in automation at our fulfillment facility, AMGL, are paying dividends as we continue our integration initiatives. We have successfully consolidated Pinehurst’s operations into AMGL, we continue to right-size AMS, and we expect additional savings as we centralize operations and achieve further economies of scale. We believe the traction we’ve seen throughout our business is a strong indicator of what is to come. We are prepared and well-positioned to succeed in all markets with our fully integrated platform.”

	Three Months Ended September 30,
	2025	2024
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,680,766	$2,715,096
Gross profit	$72,897	$43,443
Depreciation and amortization expense	$(7,583)	$(4,709)
Net (loss) income attributable to the Company	$(939)	$8,984

Earnings (Loss) per Share
Basic	$(0.04)	$0.39
Diluted	$(0.04)	$0.37

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$4,872	$14,784
EBITDA	$14,301	$17,782

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 19-20

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2025 and 2024 follows (in thousands):

	Three Months Ended September 30,
	2025	2024

Net (loss) income before provision for income taxes	$(311)	$10,173
Adjustments:
Contingent consideration fair value adjustment	(2,461)	(150)
Acquisition costs	61	52
Amortization of acquired intangibles	5,202	3,864
Depreciation expense	2,381	845
Adjusted net income before provision for income taxes (non-GAAP)	$4,872	$14,784

	Three Months Ended
	September 30, 2025	June 30, 2025
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,680,766	$2,512,048
Gross profit	$72,897	$81,689
Depreciation and amortization expense	$(7,583)	$(8,576)
Net (loss) income attributable to the Company	$(939)	$10,324

Earnings (Loss) per Share
Basic	$(0.04)	$0.42
Diluted	$(0.04)	$0.41

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$4,872	$19,163
EBITDA	$14,301	$29,153

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 19-20

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2025 and June 30, 2025 follows (in thousands):

	Three Months Ended
	September 30, 2025	June 30, 2025

Net (loss) income before provision for income taxes	$(311)	$13,020
Adjustments:
Remeasurement gain on pre-existing equity interests	—	(1,900)
Contingent consideration fair value adjustment	(2,461)	(10)
Acquisition costs	61	(523)
Amortization of acquired intangibles	5,202	6,658
Depreciation expense	2,381	1,918
Adjusted net income before provision for income taxes (non-GAAP)	$4,872	$19,163

Fiscal First Quarter 2026 Financial Highlights

•
Revenues for the three months ended September 30, 2025 increased 36% to $3.68 billion from $2.72 billion for the three months ended September 30, 2024 and increased 47% from $2.51 billion for the three months ended June 30, 2025

•
Gross profit for the three months ended September 30, 2025 increased 68% to $72.9 million from $43.4 million for the three months ended September 30, 2024 and decreased 11% from $81.7 million for the three months ended June 30, 2025

•
Gross profit margin for the three months ended September 30, 2025 increased to 1.98% of revenue, from 1.60% of revenue for the three months ended September 30, 2024, and declined from 3.25% of revenue in the three months ended June 30, 2025

•
Net income (loss) attributable to the Company for the three months ended September 30, 2025 decreased 110% to $(0.9) million from $9.0 million for the three months ended September 30, 2024, and decreased 109% from $10.3 million for the three months ended June 30, 2025

•
Diluted (loss) earnings per share totaled $(0.04) for the three months ended September 30, 2025, a 111% decrease compared to $0.37 for the three months ended September 30, 2024, and decreased 110% from $0.41 for the three months ended June 30, 2025

•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended September 30, 2025 decreased 67% to $4.9 million from $14.8 million for the three months ended September 30, 2024, and decreased 75% from $19.2 million for the three months ended June 30, 2025

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended September 30, 2025 decreased 20% to $14.3 million from $17.8 million for the three months ended September 30, 2024, and decreased 51% from $29.2 million for the three months ended June 30, 2025

	Three Months Ended September 30,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	439,000	398,000
Silver ounces sold (2)	10,391,000	20,449,000
Number of secured loans at period end (3)	424	562
Secured loans receivable at period end	$103,633,000	$101,887,000
Direct-to-Consumer ("DTC") number of new customers (4)	69,400	55,300
Direct-to-Consumer number of active customers (5)	147,300	129,900
Direct-to-Consumer number of total customers (6)	4,265,400	3,122,100
Direct-to-Consumer average order value ("AOV") (7)	$3,863	$2,967
JM Bullion ("JMB") average order value (8)	$2,544	$2,198
CyberMetals number of new customers (9)	1,700	1,500
CyberMetals number of active customers (10)	1,800	1,700
CyberMetals number of total customers (11)	38,700	31,100
CyberMetals customer assets under management at period end (12)	$13,800,000	$8,300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	September 30, 2025	June 30, 2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	439,000	346,000
Silver ounces sold (2)	10,391,000	15,664,000
Number of secured loans at period end (3)	424	445
Secured loans receivable at period end	$103,633,000	$94,037,000
Direct-to-Consumer ("DTC") number of new customers (4)	69,400	108,900
Direct-to-Consumer number of active customers (5)	147,300	170,600
Direct-to-Consumer number of total customers (6)	4,265,400	4,196,000
Direct-to-Consumer average order value ("AOV") (7)	$3,863	$2,443
JM Bullion ("JMB") average order value (8)	$2,544	$2,415
CyberMetals number of new customers (9)	1,700	1,800
CyberMetals number of active customers (10)	1,800	1,700
CyberMetals number of total customers (11)	38,700	37,000
CyberMetals customer assets under management at period end (12)	$13,800,000	$10,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal First Quarter 2026 Operational Highlights

•
Gold ounces sold in the three months ended September 30, 2025 increased 10% to 439,000 ounces from 398,000 ounces for the three months ended September 30, 2024, and increased 27% from 346,000 ounces for the three months ended June 30, 2025

•
Silver ounces sold in the three months ended September 30, 2025 decreased 49% to 10.4 million ounces from 20.4 million ounces for the three months ended September 30, 2024, and decreased 34% from 15.7 million ounces for the three months ended June 30, 2025

•
As of September 30, 2025, the number of secured loans decreased 25% to 424 from 562 as of September 30, 2024, and decreased 5% from 445 as of June 30, 2025

•
Direct-to-Consumer new customers for the three months ended September 30, 2025 increased 25% to 69,400 from 55,300 for the three months ended September 30, 2024, and decreased 36% from 108,900 for the three months ended June 30, 2025

•
Direct-to-Consumer active customers for the three months ended September 30, 2025 increased 13% to 147,300 from 129,900 for the three months ended September 30, 2024, and decreased 14% from 170,600 for the three months ended June 30, 2025

•
Direct-to-Consumer average order value for the three months ended September 30, 2025 increased $896, or 30% to $3,863 from $2,967 for the three months ended September 30, 2024, and increased $1,420, or 58% from $2,443 for the three months ended June 30, 2025

•
JM Bullion’s average order value for the three months ended September 30, 2025 increased $346, or 16% to $2,544 from $2,198 for the three months ended September 30, 2024, and increased $129, or 5% from $2,415 for the three months ended June 30, 2025

Fiscal First Quarter 2026 Financial Summary

Revenues increased 36% to $3.68 billion from $2.72 billion in the same year-ago quarter. Excluding an increase of $561.4 million of forward sales, our revenues increased $404.3 million, or 27.6%, which was due to an increase in gold ounces sold and higher average selling prices of gold and silver, partially offset by a decrease in silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February of 2025, and AMS in April of 2025. The Direct-to-Consumer segment contributed 23% and 18% of the consolidated revenue in the fiscal first quarters of 2026 and 2025, respectively. JMB’s revenue represented 8% of the consolidated revenues for the fiscal first quarter of 2026 compared with 11% for the prior year fiscal first quarter.

Gross profit increased 68% to $72.9 million (1.98% of revenue) from $43.4 million (1.60% of revenue) in the same year-ago quarter. The increase in gross profit was due to higher gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments, including the acquisitions of SGI, Pinehurst and AMS which were not included in same year ago quarter, partially offset by lower trading profits. The Direct-to-Consumer segment contributed 71% and 54% of the consolidated gross profit in the fiscal first quarters of 2026 and 2025, respectively. Gross profit contributed by JMB represented 21% of the consolidated gross profit in the fiscal first quarter of 2026 and 37% of the consolidated gross profit for the prior year fiscal first quarter.

Selling, general and administrative expenses increased 125% to $59.8 million from $26.6 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense of $19.5 million, an increase in advertising costs of $5.2 million, an increase in consulting and professional fees of $4.1 million, an increase in facilities expense of $1.3 million, an increase in bank service and credit card fees of $1.2 million, and an increase in insurance costs of $0.6 million. SG&A expenses for the three months ended September 30, 2025 include expenses incurred by SGI, Pinehurst, and AMS, which were not included in the same year ago period as these were not consolidated subsidiaries.

Depreciation and amortization expense increased 61% to $7.6 million from $4.7 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $3.2 million relating to intangible assets acquired through our acquisitions of SGI, Pinehurst, and AMS, an increase of $1.5 million of depreciation expense due to an increase in capital expenditures, partially offset by a decrease in intangible asset amortization related to JMB and SGB of $1.9 million.

Interest income decreased 21% to $5.6 million from $7.1 million in the same year-ago quarter. The decrease in interest income was primarily due to a decrease in other finance product income of $1.0 million and a decrease in interest income earned by our Secured Lending segment of $0.5 million.

Interest expense increased 26% to $12.6 million from $10.0 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $1.3 million related to precious metals leases driven by higher overall borrowings and an increase in weighted-average interest rates, an increase of $0.6 million associated with our Trading Credit Facility due to increased borrowings, and an increase of $0.5 million related to product financing arrangements due to higher interest rates partially offset by reduced borrowings.

Earnings (losses) from equity method investments decreased 257% to ($0.9) million from $0.6 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net loss attributable to the Company totaled $0.9 million or $0.04 per diluted share, compared to net income of $9.0 million or $0.37 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended September 30, 2025 totaled $4.9 million, a decrease of 67% compared to $14.8 million in the same year-ago quarter. The decrease was primarily due to lower net income before provision for income taxes of $10.5 million, a higher contingent consideration fair value adjustment of $2.3 million, partially offset by higher amortization of acquired intangibles of $1.3 million, and higher depreciation expense of $1.5 million.

EBITDA for the three months ended September 30, 2025 totaled $14.3 million, a decrease of $3.5 million or 20% compared to $17.8 million in the same year-ago quarter. The decrease was primarily due to lower net income of $9.4 million, partially offset by lower interest income of $1.5 million, higher interest expense of $2.6 million, and higher depreciation expense of $1.5 million.

Conference Call

A-Mark will hold a conference call today (November 6, 2025) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period. To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster5.com/Webcast/Page/2867/53131

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 974548

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through November 20, 2025.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 53131

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

A-Mark’s consolidated subsidiary, Stack’s Bowers Galleries is a rare coin and currency auction house as well as a wholesale and retail dealer of numismatic and bullion products. Pinehurst Coin Exchange is a precious metals broker that services the wholesale and retail marketplace and is retailer of modern and numismatic coins on eBay.

Located in the heart of Hong Kong’s Central Financial District, A-Mark’s consolidated subsidiary, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM offers a wide selection of products to its wholesale customers, through its showroom and 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion, Goldline, AMS, Stack’s Bowers Galleries, Pinehurst Coin Exchange, and its controlling interest in Silver Gold Bull. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com, Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding the occurrence and timing of the closing of the acquisition of Monex, the anticipated benefits to A-Mark of the acquisition of Monex, expectations with respect to growth, the delivery of long-term value, expense optimization, cost containment and operating leverage. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: Delays in consummating the Monex acquisition or the inability to consummate the acquisition, the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; our inability to execute on our cost containment and expense reduction programs; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; the inability to successfully integrate Monex and our other recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended September 30, 2025.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2025	June 30, 2025
	(unaudited)
ASSETS
Current assets
Cash	$89,221	$77,741
Receivables, net	283,140	137,723
Derivative assets	390,174	134,515
Secured loans receivable	103,633	94,037
Inventories:
Inventories	846,066	794,812
Restricted inventories	377,028	484,733
	1,223,094	1,279,545
Income tax receivable	4,572	4,575
Prepaid expenses and other assets	17,468	15,359
Total current assets	2,111,302	1,743,495
Operating lease right of use assets	21,517	22,843
Property, plant, and equipment, net	45,519	45,509
Goodwill	228,696	228,650
Intangibles, net	132,107	137,314
Long-term investments	31,659	33,015
Other long-term assets	8,571	4,605
Total assets	$2,579,371	$2,215,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$58,649	$46,051
Product financing arrangements	377,028	484,733
Accounts payable and other payables	80,021	22,248
Deferred revenue and other advances	779,621	426,904
Derivative liabilities	213,853	96,177
Accrued liabilities	29,716	34,021
Notes payable	4,194	3,994
Total current liabilities	1,543,082	1,114,128
Lines of credit	290,000	345,000
Notes payable	3,339	3,349
Deferred tax liabilities	18,202	18,335
Other liabilities	27,653	31,948
Total liabilities	1,882,276	1,512,760
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of September 30, 2025 or June 30, 2025	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,644,386 and 24,639,386 shares issued and outstanding as of September 30, 2025 and June 30, 2025, respectively	247	247
Additional paid-in capital	185,382	184,998
Accumulated other comprehensive income	206	212
Retained earnings	458,137	464,059
Total A-Mark Precious Metals, Inc. stockholders’ equity	643,972	649,516
Noncontrolling interests	53,123	53,155
Total stockholders’ equity	697,095	702,671
Total liabilities and stockholders’ equity	$2,579,371	$2,215,431

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended September 30,
	2025	2024
Revenues	$3,680,766	$2,715,096
Cost of sales	3,607,869	2,671,653
Gross profit	72,897	43,443
Selling, general, and administrative expenses	(59,822)	(26,617)
Depreciation and amortization expense	(7,583)	(4,709)
Interest income	5,571	7,087
Interest expense	(12,600)	(9,987)
Earnings (losses) from equity method investments	(908)	578
Other income, net	2,233	200
Unrealized (losses) gains on foreign exchange	(99)	178
Net (loss) income before provision before income taxes	(311)	10,173
Income tax expense	(660)	(1,755)
Net (loss) income	(971)	8,418
Net loss attributable to noncontrolling interests	(32)	(566)
Net (loss) income attributable to the Company	$(939)	$8,984
Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$(0.04)	$0.39
Diluted	$(0.04)	$0.37

Weighted-average shares outstanding:
Basic	24,696,600	23,028,600
Diluted	24,696,600	23,979,500

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(971)	$8,418
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	7,583	4,709
Amortization of loan cost	1,635	665
Share-based compensation	375	320
Losses (earnings) from equity method investments	908	(578)
Other	(1,796)	1,254
Changes in assets and liabilities:
Receivables, net	(148,477)	(35,235)
Secured loans made to affiliates	—	(4,816)
Derivative assets	(255,659)	5,999
Income tax receivable	3	(776)
Precious metals held under financing arrangements	—	(5,288)
Inventories	56,451	(180,155)
Prepaid expenses and other assets	(2,118)	(987)
Accounts payable and other payables	57,772	(8,119)
Deferred revenue and other advances	352,717	64,270
Derivative liabilities	117,676	19,294
Liabilities on borrowed metals	12,598	7,494
Accrued liabilities	(3,280)	(3,998)
Net cash provided by (used in) operating activities	195,417	(127,529)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(1,974)	(607)
Secured loans receivable, net	(9,590)	16,001
Other	155	87
Net cash (used in) provided by investing activities	(11,409)	15,481
Cash flows from financing activities:
Product financing arrangements, net	(107,705)	24,000
Dividends paid	(4,984)	(4,633)
Borrowings under lines of credit	371,000	542,000
Repayments under lines of credit	(426,000)	(450,000)
Proceeds from notes payable to related party	200	—
Repayments on notes payable to related party	—	(1,672)
Debt funding issuance costs	(2,641)	(2,640)
Proceeds from the exercise of share-based awards	6	3,281
Other	(2,404)	—
Net cash (used in) provided by financing activities	(172,528)	110,336
Net increase (decrease) in cash	11,480	(1,712)
Cash, beginning of period	77,741	48,636
Cash, end of period	$89,221	$46,924

Overview of Results of Operations for the Three Months Ended September 30, 2025 and 2024

Consolidated Results of Operations

The operating results for the three months ended September 30, 2025 and 2024 were as follows (in thousands, except per share data):

Three Months Ended September 30,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,680,766	100.000%	$2,715,096	100.000%	$965,670	35.6%
Gross profit	72,897	1.980%	43,443	1.600%	$29,454	67.8%
Selling, general, and administrative expenses	(59,822)	(1.625%)	(26,617)	(0.980%)	$33,205	124.8%
Depreciation and amortization expense	(7,583)	(0.206%)	(4,709)	(0.173%)	$2,874	61.0%
Interest income	5,571	0.151%	7,087	0.261%	$(1,516)	(21.4%)
Interest expense	(12,600)	(0.342%)	(9,987)	(0.368%)	$2,613	26.2%
Earnings (losses) from equity method investments	(908)	(0.025%)	578	0.021%	$(1,486)	(257.1%)
Other income, net	2,233	0.061%	200	0.007%	$2,033	1,016.5%
Unrealized (losses) gains on foreign exchange	(99)	(0.003%)	178	0.007%	$(277)	(155.6%)
Net (loss) income before provision for income taxes	(311)	(0.008%)	10,173	0.375%	$(10,484)	(103.1%)
Income tax expense	(660)	(0.018%)	(1,755)	(0.065%)	$(1,095)	(62.4%)
Net (loss) income	(971)	(0.026%)	8,418	0.310%	$(9,389)	(111.5%)
Net loss attributable to noncontrolling interests	(32)	(0.001%)	(566)	(0.021%)	$(534)	(94.3%)
Net (loss) income attributable to the Company	$(939)	(0.026%)	$8,984	0.331%	$(9,923)	(110.5%)

Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$(0.04)		$0.39		$(0.43)	(110.3%)
Diluted	$(0.04)		$0.37		$(0.41)	(110.8%)

Overview of Results of Operations for the Three Months Ended September 30, 2025 and June 30, 2025

Consolidated Results of Operations

The operating results for the three months ended September 30, 2025 and June 30, 2025 were as follows (in thousands, except per share data):

Three Months Ended	September 30, 2025		June 30, 2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,680,766	100.000%	$2,512,048	100.000%	$1,168,718	46.5%
Gross profit	72,897	1.980%	81,689	3.252%	$(8,792)	(10.8%)
Selling, general, and administrative expenses	(59,822)	(1.625%)	(53,418)	(2.126%)	$6,404	12.0%
Depreciation and amortization expense	(7,583)	(0.206%)	(8,576)	(0.341%)	$(993)	(11.6%)
Interest income	5,571	0.151%	5,345	0.213%	$226	4.2%
Interest expense	(12,600)	(0.342%)	(12,902)	(0.514%)	$(302)	(2.3%)
Losses from equity method investments	(908)	(0.025%)	(771)	(0.031%)	$137	17.8%
Other income, net	2,233	0.061%	199	0.008%	$2,034	1,022.1%
Remeasurement gain on pre-existing equity interest	—	—%	1,900	0.076%	$(1,900)	(100.0%)
Unrealized losses on foreign exchange	(99)	(0.003%)	(446)	(0.018%)	$(347)	(77.8%)
Net (loss) income before provision for income taxes	(311)	(0.008%)	13,020	0.518%	$(13,331)	(102.4%)
Income tax expense	(660)	(0.018%)	(2,860)	(0.114%)	$(2,200)	(76.9%)
Net (loss) income	(971)	(0.026%)	10,160	0.404%	$(11,131)	(109.6%)
Net loss attributable to noncontrolling interests	(32)	(0.001%)	(164)	(0.007%)	$(132)	(80.5%)
Net (loss) income attributable to the Company	$(939)	(0.026%)	$10,324	0.411%	$(11,263)	(109.1%)

Basic and diluted net (loss) income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$(0.04)		$0.42		$(0.46)	(109.5%)
Diluted	$(0.04)		$0.41		$(0.45)	(109.8%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2025 and 2024

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2025 and 2024 follows (in thousands):

Three Months Ended September 30,	2025	2024	Change
	$	$	$	%
Net (loss) income before provision for income taxes	$(311)	$10,173	$(10,484)	(103.1%)
Adjustments:
Contingent consideration fair value adjustment	(2,461)	(150)	$2,311	1,540.7%
Acquisition costs	61	52	$9	17.3%
Amortization of acquired intangibles	5,202	3,864	$1,338	34.6%
Depreciation expense	2,381	845	$1,536	181.8%
Adjusted net income before provision for income taxes (non-GAAP)	$4,872	$14,784	$(9,912)	(67.0%)

A reconciliation of net (loss) income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2025 and 2024 follows (in thousands):

Three Months Ended September 30,	2025	2024	Change
	$	$	$	%
Net (loss) income	$(971)	$8,418	$(9,389)	(111.5%)
Adjustments:
Interest income	(5,571)	(7,087)	$(1,516)	(21.4%)
Interest expense	12,600	9,987	$2,613	26.2%
Amortization of acquired intangibles	5,202	3,864	$1,338	34.6%
Depreciation expense	2,381	845	$1,536	181.8%
Income tax expense	660	1,755	$(1,095)	(62.4%)
	15,272	9,364	$5,908	63.1%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$14,301	$17,782	$(3,481)	(19.6%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$195,417	$(127,529)	$322,946	253.2%
Changes in operating working capital	(187,683)	142,317	$(330,000)	(231.9%)
Interest expense	12,600	9,987	$2,613	26.2%
Interest income	(5,571)	(7,087)	$(1,516)	(21.4%)
Income tax expense	660	1,755	$(1,095)	(62.4%)
Earnings (losses) from equity method investments	(908)	578	$(1,486)	(257.1%)
Share-based compensation	(375)	(320)	$55	17.2%
Amortization of loan cost	(1,635)	(665)	$970	145.9%
Other	1,796	(1,254)	$3,050	243.2%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$14,301	$17,782	$(3,481)	(19.6%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2025 and June 30, 2025

A reconciliation of net (loss) income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2025 and June 30, 2025 follows (in thousands):

Three Months Ended	September 30, 2025	June 30, 2025	Change
	$	$	$	%
Net (loss) income before provision for income taxes	$(311)	13,020	$(13,331)	(102.4%)
Adjustments:
Remeasurement gain on pre-existing equity interest	—	(1,900)	$1,900	100.0%
Contingent consideration fair value adjustment	(2,461)	(10)	$2,451	24,510.0%
Acquisition costs	61	(523)	$584	111.7%
Amortization of acquired intangibles	5,202	6,658	$(1,456)	(21.9%)
Depreciation expense	2,381	1,918	$463	24.1%
Adjusted net income before provision for income taxes (non-GAAP)	$4,872	$19,163	$(14,291)	(74.6%)

A reconciliation of net (loss) income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2025 and June 30, 2025 follows (in thousands):

Three Months Ended	September 30, 2025	June 30, 2025	Change
	$	$	$	%
Net (loss) income	$(971)	$10,160	$(11,131)	(109.6%)
Adjustments:
Interest income	(5,571)	(5,345)	$226	4.2%
Interest expense	12,600	12,902	$(302)	(2.3%)
Amortization of acquired intangibles	5,202	6,658	$(1,456)	(21.9%)
Depreciation expense	2,381	1,918	$463	24.1%
Income tax expense	660	2,860	$(2,200)	(76.9%)
	15,272	18,993	$(3,721)	(19.6%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$14,301	$29,153	$(14,852)	(50.9%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$195,417	$66,966	$128,451	191.8%
Changes in operating working capital	(187,683)	(49,665)	$138,018	277.9%
Interest expense	12,600	12,902	$(302)	(2.3%)
Interest income	(5,571)	(5,345)	$226	4.2%
Income tax expense	660	2,860	$(2,200)	(76.9%)
Losses from equity method investments	(908)	(771)	$137	17.8%
Remeasurement gain on pre-existing equity interest	—	1,900	$(1,900)	(100.0%)
Share-based compensation	(375)	(618)	$(243)	(39.3%)
Deferred income taxes	—	2,276	$(2,276)	(100.0%)
Amortization of loan cost	(1,635)	(1,246)	$389	31.2%
Other	1,796	(106)	$1,902	1,794.3%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$14,301	$29,153	$(14,852)	(50.9%)